SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 9, 2010

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Drive, Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 9, 2010, Multi-Color Corporation (the “Company”) announced the appointment of Sharon E. Birkett as the Company’s Vice President and Chief Financial and Accounting Officer, effective July 9, 2010. Ms. Birkett succeeds Dawn H. Bertsche who will no longer serve as Senior Vice President Finance, Chief Financial and Accounting Officer of the Company, effective July 9, 2010. A copy of the related press release is attached hereto as an exhibit.

Ms. Birkett, age 44, relocated to the United States from Australia in February 2010 when she was appointed as the Company’s Vice President Corporate Controller. Prior to this appointment, following the Company’s acquisition of Collotype International Holdings Pty Limited (“Collotype”), Ms. Birkett served for two years as the Company’s Vice President Finance, International, and prior to the acquisition, as Collotype’s Chief Financial Officer for five years.

While the Company may amend the terms of Ms. Birkett’s compensation arrangement with the Company as a result of her appointment as Vice President and Chief Financial and Accounting Officer, the amended terms have not been finalized.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Nigel A. Vinecombe
Name:	Nigel A. Vinecombe
Title:	President and Chief Executive Officer

Date: July 13, 2010

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated July 9, 2010.